Exhibit 10.8

CANADIAN LONG TERM INCENTIVE PLAN

Employee: (Name)

Date of Award: (Date)

Number of Units Awarded: (Units)

Vesting Schedule:     (Schedule)

The Plan is cash based and the value of your award will track the price of Civeo stock. The “units” you are awarded do not represent actual shares of stock, but the right to receive a cash payment that is based on the value of Civeo stock on a date certain. The awards vest annually over a three year period, one third each year.

On each vesting date, the value for that year is determined based on Civeo’s stock price, and the Company will send you a cash payment for that value, subject to your payment of all taxes and regular withholdings. To be eligible to receive the payment, you must be employed by the Company on the vesting date of the award.

Example of how the Plan operates:

►	You are awarded 300 units on (Same as “Date of Award”)

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One year later on (Day before “Date of Award”), 2014, if you are still employed by the Company, you would be eligible to receive a cash payment of 100 multiplied by the price of Civeo stock at the close of business on (Day before “Date of Award”), 2014. The value of your award will rise and fall with the value of the Civeo stock over the course of the vesting period, thereby aligning your interests with that of our shareholders.

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On (Day before “Date of Award”) in 2015 and 2016, the other 200 units would vest, pro-rata and you would be eligible for a payment, conditioned upon being employed by the Company on the vesting date(s).

In the event of the death of a participant during the vesting period, all units would vest at the date of death and the participant’s estate would be paid the value of the units.

In the event that a participant becomes disabled, as defined in the Company’s Long Term Disability policy, the participant will still continue to be eligible for participation on the Plan, as long as the participate remains an employee of the Company.

In the event of retirement of a participant prior to a vesting date, all unvested units in the Plan are forfeited upon the date of retirement.

In the event of a change of control of Civeo Corporation, all units would vest upon the date of the Change of Control and the participant would be paid the value of the units as of the date of the Change of Control.

Employee Signature:

Printed Name:

Date: